Exhibit 10.10

SUPPLEMENTAL RETIREMENT PLAN PARTICIPATION AGREEMENT

I, John J. Patrick, Jr., and Farmington Bank hereby agree, for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Supplemental Retirement Plan for Senior Executives (“Plan”) established as of January 1, 2009, by Farmington Bank, as such Plan may now exist or hereafter be modified, and do further agree to the terms and conditions thereof.

I understand that I must execute this Supplemental Retirement Plan Participation Agreement (“Participation Agreement”) as well as notify the Administrator of such execution in order to participate in the Plan.  The provisions of the Plan, including definitions, are incorporated herein by reference.  In the event of an inconsistency between the terms of this Participation Agreement and the Plan, the terms of the Plan shall control.

The following provisions relate to a determination of my Supplemental Benefit under the Plan.

Final Average Compensation Percentage:  Fifty Percent (50%)

Prorate Fraction:  The denominator to be used in the definition of Prorate Fraction is sixteen (16).

Vesting Rate:  The Vesting Rate shall be 10% for each year of service since original date of hire, with a Vesting Rate of 100% upon completion of ten years of service.  The Vesting Rate shall be 100% (regardless of years of service) upon an involuntary termination without Cause or termination due to death, Disability, Change-in-Control or Good Reason, all as defined in the Plan.

Separation from Service on or After Benefit Age.  If I retire on or after attainment of my Benefit Age (65), I shall be entitled to the Supplemental Benefit, calculated in accordance with Section 3.1 and all relevant provisions of the Plan.  Unless I elect otherwise below, my Supplemental Benefit will be paid in a Lump Sum.  Alternatively, if I elect below, I will receive my Supplemental Benefit in the form checked in the applicable box below:

☒           Annual Payments for  3  Years Certain (not to exceed twenty years)

❑           ____% in a Lump Sum and
____% in Annual Payments for _____ Years Certain (not to exceed twenty years)

Separation from Service Prior to Benefit Age.  If I have a vested accrued Annuity Benefit at the time of my voluntary or involuntary Separation from Service (without Cause, as defined in the Plan,  and other than due to my death or Disability) prior to attainment of my Benefit Age (65), I shall be entitled to the Supplemental Benefit, calculated in accordance with Section 3.2 and all relevant provisions of the Plan.  Unless I elect otherwise below, my Supplemental Benefit will be paid in a Lump Sum.  Alternatively, if I elect below, I will receive my Supplemental Benefit in the form checked in the applicable box below:

☒           Annual Payments for  2 Years Certain (not to exceed twenty years)

❑           ____% in a Lump Sum and
____% in Annual Payments for _____ Years Certain (not to exceed twenty years)

Termination for Cause.  I understand that if I have a termination for Cause, or violate the non-competition provisions of Section 7.13 of the Plan, my entire benefit under this Plan shall be forfeited.

Death Benefit.  In the event of my death prior to Separation from Service, my Beneficiary shall be entitled to a Death Benefit, payable in an immediate Lump Sum, equal to the Present Value of the Accrued Annuity Benefit as of the date of death, without any pre-retirement reductions.

Following a Change in Control

(a)           Change in Control Occurs Before Separation from Service.  I understand that if there is a Change in Control I will be entitled to my Supplemental Benefit calculated as set forth in Section 3.5 of the Plan.  If my Separation from Service occurs within two years following a Change in Control, then notwithstanding my applicable election for Separation from Service before Benefit Age or after Benefit Age, my Supplemental Benefit shall be paid in a Lump Sum.  If my Separation from Service occurs two or more years following a Change in Control, my Supplemental Benefit shall be paid in accordance with the applicable election above for Separation from Service before Benefit Age or after Benefit Age.

(b)           Change in Control Occurs After Separation from Service.  In the event a Change in Control that is also a Section 409A Change in Control occurs following my Separation from Service, while I am receiving my Supplemental Benefit in the form of an annuity or installment payments, the Present Value of my remaining payments shall be paid in the form of an immediate lump sum instead of my applicable election if I have checked the box below.

☒           I elect to have the Present Value of my remaining payments paid in a Lump Sum.

2

Disability While Employed.  I understand that in the event of my Disability prior to my Benefit Age (65), I will be entitled to the Disability Benefit calculated as set forth in Section 3.3 of the Plan.  My Disability Benefit will be paid in a Lump Sum unless I elect another form of benefit.  I elect to receive my Disability Benefit in the following form:

☒           Annual Payments for  2  Years Certain (not to exceed twenty years)

❑           ____% in a Lump Sum and
____% in Annual Payments for _____ Years Certain (not to exceed twenty years)

My Disability Benefit shall be payable:

☒           Upon my Separation from Service
❑           Upon the attainment of my Benefit Age (65)

This Participation Agreement shall become effective upon execution (below) by both Executive and a duly authorized officer of the Bank.

Dated this  31st  day of  December, 2009.

FARMINGTON BANK	JOHN J. PATRICK, JR.

/s/ Lee D. Nordstrom	/s/ John J. Patrick, Jr.
(Bank’s duly authorized Officer)

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Exhibit A

FARMINGTON SAVINGS BANK
SUPPLEMENTAL RETIREMENT PLAN FOR SENIOR EXECUTIVES

BENEFICIARY DESIGNATION

Executive, under the terms of the Farmington Bank Supplemental Retirement Plan for Senior Executives effective January 1, 2009, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following his death:

PRIMARY BENEFICIARY:

In the event the Primary Beneficiary set forth above has predeceased me, I designate the following as my Secondary Beneficiary.

SECONDARY  BENEFICIARY:

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect. Such Beneficiary Designation is revocable.

DATE: ______________________  ____, 2009.

(WITNESS)	JOHN J. PATRICK, JR.